UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2022

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Becky Roof as Interim Chief Financial Officer

On March 1, 2022, Faraday Future Intelligent Electric Inc. (the “Company”) announced the appointment of Becky Roof as Interim Chief Financial Officer of the Company, effective immediately. Ms. Roof, age 66, has been a Managing Director of AlixPartners, LLP, a global consulting firm, since 2000. She has previously served as Interim Chief Financial Officer of Lordstown Motors Corp. (Nasdaq: RIDE), the Eastman Kodak Company (NYSE: KODK), Hudson’s Bay Company, Aceto Corp., Anchor Glass Corporation, and several other privately held entities. In addition, Ms. Roof currently serves on the advisory board of Texas Wall Street Women and is a member of the United Way Women’s Initiative in Houston.

In connection with Ms. Roof’s appointment, the Company entered into an Agreement for the Provision of Interim Management Services (the “Management Services Agreement”) with AP Services, LLC (“APS”), a subsidiary of AlixPartners, LLP. The Management Services Agreement provides that Ms. Roof will serve as the Company’s Interim Chief Financial Officer at a rate of approximately $50,000 per week, and also calls for the engagement of other APS staff at various rates set forth therein.

There are no other arrangements or understandings between Ms. Roof, on the one hand, and any other persons, on the other hand, pursuant to which she was selected as the Company’s Interim Chief Financial Officer. Additionally, Ms. Roof has no family relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with her appointment.

The foregoing summary of the Management Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Services Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Separation of Walter J. (“Chuck”) McBride

On March 1, 2022, the Company announced that Walter J. (“Chuck”) McBride, the Company’s Chief Financial Officer, will step down from his role and separate from the Company effective immediately due to health reasons.

Mr. McBride’s departure from the Company is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls.

Item 7.01. Regulation FD Disclosure

A copy of the Company’s press release announcing the Chief Financial Officer transition described in Item 5.02 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
10.1	Management Services Agreement, dated as of February 23, 2022, by and between Faraday Future Intelligent Electric Inc. and AP Services, LLC.*
99.1	Press Release dated March 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: March 2, 2022	By:	/s/ Sue Swenson
	Name:	Sue Swenson
	Title:	Executive Chairperson

2